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                                                                    EXHIBIT 32.1

               CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Jeffrey W. Jones, Chief Executive Officer of BioLase Technology, Inc. (the "Company"), hereby certify that to my knowledge:

        (1) The quarterly report on Form 10-Q/A for the quarter ended March 31, 2003 (the "Report") fully complies with the requirements of
                Section 13(a) or 15(d) of the Securities Exchange Act of 1934;
                and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 16, 2003                           /s/ JEFFREY W. JONES
                                                    --------------------------
                                                    Jeffrey W. Jones
                                                    Chief Executive Officer

* This certificate accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.

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